Exhibit 4.2

EXECUTION VERSION

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED INTERCREDITOR AGREEMENT, dated as of June 25, 2019 (this “Amendment”) in respect of the Fourth Amended and Restated Intercreditor Agreement, dated as of June 27, 2018 (as amended, restated, amended and restated, modified and/or supplemented prior to the date hereof, the “Intercreditor Agreement”) among, inter alia, DEUTSCHE BANK AG NEW YORK BRANCH, as Lender Agent for the Lenders party to the Credit Agreement, DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent, and those other persons party thereto;

WHEREAS, reference is made to that certain Third Amended and Restated Credit Agreement, dated as of June 25, 2019 (as amended, restated, amended and restated, modified and/or supplemented from time to time, the “Third Amended and Restated Credit Agreement”), among, inter alia, OWENS-ILLINOIS GROUP, INC., a Delaware corporation (“Company”), OWENS-BROCKWAY GLASS CONTAINER INC., a Delaware corporation (“Owens-Brockway”), O-I OPERATIONS (AUSTRALIA) PTY. LIMITED, ABN 94 004 230 326, a limited liability company organized under the laws of Australia (“O-I Australia”), OI EUROPEAN GROUP B.V., a private company with limited liability organized under the laws of the Netherlands with its registered offices (statutaire zetel) in Schiedam, the Netherlands and registered under number 24291478 (“OIEG”), O-I EUROPE SÀRL, a Swiss Société à responsabilité limitée (limited liability corporation) (“OI Europe”), O-I CANADA CORP., a Nova Scotia company (“O-I Canada”), O-I OPERATIONS (NZ) LTD., a limited liability company incorporated under the laws of New Zealand (“O-I NZ”), GLASS INTERNATIONAL OISPV, S.A.P.I. de C.V., S.O.F.O.M., E.N.R.., a sociedad anónima promotora de inversión de capital variable, sociedad financiera de objeto múltiple, entidad no regulada, organized under the laws of Mexico (“O-I Mexico”) and OWENS-ILLINOIS GENERAL INC., a Delaware corporation (“O-I General”), as Borrowers’ Agent (in such capacity “Borrowers’ Agent”), Deutsche Bank AG New York Branch, as Administrative Agent, the lenders party thereto from time to time (the “Lenders”) and the other parties thereto from time to time;

WHEREAS, pursuant to Section 8(b) of the Intercreditor Agreement, the Lender Agent and the Collateral Agent desire to amend the Intercreditor Agreement;

WHEREAS, pursuant to the Third Amended and Restated Credit Agreement, the Lenders constituting the Requisite Obligees have consented in writing to the terms of this Amendment;

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.                                          Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Intercreditor Agreement has the meaning assigned to such term in the Intercreditor Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Intercreditor Agreement shall, after the First Amendment Effective Date (as defined below), refer to the Intercreditor Agreement as amended hereby. This Amendment is a Loan Document under (and as defined in) the Third Amended and Restated Credit Agreement.

Section 2.                                          Amendments to Intercreditor Agreement. The Intercreditor Agreement is hereby amended as follows:

(a)                                 Paragraph 10 of the Recitals is hereby amended and restated in its entirety as follows:

10.                               The lenders, Lender Agent and Collateral Agent have entered into a certain Second Amended and Restated Credit Agreement as of June 27, 2018 with the Borrowers named therein, Company and Borrowers’ Agent (as amended, amended

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and restated and/or otherwise modified from time to time, the “2018 Credit Agreement”. The 2018 Credit Agreement replaced the 2015 Credit Agreement in its entirety.

(b)                                 The following paragraphs shall be inserted immediately after paragraph 10 of the Recitals:

11.                               In connection with the 2018 Credit Agreement, the Lender Agent and the Collateral Agent executed that certain Fourth Amended and Restated Intercreditor Agreement dated as of June 27, 2018 (the “Fourth Amended and Restated Intercreditor Agreement”), which amended and restated the Third Amended and Restated Intercreditor Agreement.

12.                               The lenders, Lender Agent and Collateral Agent have entered into a certain Third Amended and Restated Credit Agreement as of June 25, 2019 with the Borrowers named therein, Company and Borrowers’ Agent (as amended, amended and restated and/or otherwise modified from time to time, the “Credit Agreement”, which term shall also include and refer to any successor or replacement facility of Company and/or its Subsidiaries designated in writing as such by Borrowers’ Agent with Collateral Agent’s consent and acknowledgment of the termination or replacement of the predecessor Credit Agreement by an agent for the lenders thereunder). The Credit Agreement replaces the 2018 Credit Agreement in its entirety, is hereby designated in writing as such by the Borrowers’ Agent in accordance with the Fourth Amended and Restated Intercreditor Agreement, and Collateral Agent hereby consents thereto and acknowledges the amendment and restatement and replacement of the predecessor 2018 Credit Agreement. Initially capitalized terms used herein without definition are defined in the Credit Agreement.

(c)                                  Paragraph 11 of the Recitals is hereby renumbered as paragraph 13, and (i) the reference therein to “or to the Third Amended and Restated Intercreditor Agreement” shall be replaced with “, to the Third Amended and Restated Intercreditor Agreement or to the Fourth Amended and Restated Intercreditor Agreement” and (ii) the reference therein to “or the Third Amended and Restated Intercreditor Agreement” shall be replaced with “, the Third Amended and Restated Intercreditor Agreement or the Fourth Amended and Restated Intercreditor Agreement”.

(d)                                 Paragraph 12 of the Recitals is hereby renumbered as paragraph 14, and is hereby amended and restated in its entirety as follows:

14.                               In connection with the Credit Agreement, Lender Agent and Collateral Agent have been directed by the Requisite Obligees, pursuant to Section 9(b) of the Fourth Amended and Restated Intercreditor Agreement, to amend the Fourth Amended and Restated Intercreditor Agreement pursuant to that certain First Amendment to Fourth Amended and Restated Intercreditor Agreement dated as of June 25, 2019.

(e)                                  Paragraphs 13, 14 and 15 of the Recitals are hereby renumbered as paragraphs 15, 16 and 17, respectively.

(f)                                   Paragraph 16 of the Recitals is hereby renumbered as paragraph 18, and is hereby amended and restated in its entirety as follows:

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18.                               On June 25, 2019, each of Company, Owens-Brockway, Packaging and each other Subsidiary Guarantor have agreed to reaffirm and modify their respective obligations under the Company Guaranty, the Domestic Borrowers’ Guaranty, the Subsidiary Guaranty and the Pledge Agreement (as defined below) and the Security Agreement (as defined below) pursuant to the Domestic Guarantor Consent and Reaffirmation, dated as of June 25, 2019 (the “Reaffirmation Agreement”) by and among the Company, Owens-Brockway, Packaging, each other Subsidiary Guarantor and the Collateral Agent.

(g)                                  Paragraphs 17, 18, 19, 20, 21, 22, 23 and 24 of the Recitals are hereby renumbered as paragraphs 19, 20, 21, 22, 23, 24, 25 and 26, respectively.

(h)                                 Section 1 is hereby amended by removing the text “or the Third Amended and Restated Intercreditor Agreement” appearing therein and inserting the text “, the Third Amended and Restated Intercreditor Agreement or the Fourth Amended and Restated Intercreditor Agreement” in lieu thereof.

(i)                                     Section 2(a) is hereby amended by removing the text “the relevant acknowledge hereto” appearing therein and inserting the text “the relevant acknowledgement hereto” in lieu thereof.

(j)                                    Section 3(a)(i) is hereby amended by removing the text “deposits into the L/C Collateral Account” and inserting the text “deposited into the L/C Collateral Account” in lieu thereof.

(k)                                 Exhibit B to the Intercreditor Agreement is amended and restated in its entirety as set forth on Exhibit A attached hereto.

Section 3.                                          Effectiveness. This Amendment shall become effective on the date (the “First Amendment Effective Date”) when the Lender Agent shall have received (x) from the Lender Agent, Collateral Agent and each Guarantor, (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment and (y) a copy of the Third Amended and Restated Credit Agreement, duly executed by the parties thereto (including, without limitation, the Requisite Obligors).

Section 4.                                          Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 5.                                          Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Amendment by facsimile transmission or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Amendment.

Section 6. Miscellaneous. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lender Agent, the Collateral Agent, any Secured Party or any Grantor under the Intercreditor Agreement, and shall not (except as expressly set forth herein) alter, modify, amend or in any way affect

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any of the terms, conditions, obligations, covenants or agreements contained in the Intercreditor Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

DEUTSCHE BANK AG NEW YORK BRANCH,
as Lender Agent

By:	/s/Michael Strobel
Name:	Michael Strobel
Title:	Vice President

By:	/s/Yumi Okabe
Name:	Yumi Okabe
Title:	Vice President

DEUTSCHE BANK AG NEW YORK BRANCH,
as Collateral Agent

By:	/s/Michael Strobel
Name:	Michael Strobel
Title:	Vice President

By:	/s/Yumi Okabe
Name:	Yumi Okabe
Title:	Vice President

[SIGNATURE PAGE TO OWENS-ILLINOIS FIRST AMENDMENT TO INTERCREDITOR AGREEMENT]

Each GRANTOR, by its execution of this Agreement in the space provided below, HEREBY ACKNOWLEDGES AND AGREES to the foregoing provisions of this Agreement.

On behalf of each entity on the attached Exhibit B, in the capacity set forth for such entity on such Exhibit B

By:	/s/ Anand Patel
Name:	Anand Patel

[SIGNATURE PAGE TO OWENS-ILLINOIS FIRST AMENDMENT TO INTERCREDITOR AGREEMENT]

EXHIBIT A

EXHIBIT B

TO

FOURTH AMENDED AND RESTATED INTERCREDITOR AGREEMENT

Lender	O-I Legal Entity	Type of Credit Exposure
Bank of America, N.A.	Owens-Brockway Glass Container, Inc.	Bilateral Term Loan Agreement
Bank of America, N.A	O-I Canada Corp.	Currency Obligations
Bank of America, N.A	O-I Europe Sàrl	Currency Obligations pursuant to Currency Agreements
Bank of America, N.A	OI European Group B.V.	Currency Obligations
Bank of America, N.A	Owens-Brockway Glass Container, Inc.	Hedging Agreements
Bank of America, N.A	Owens-Illinois General, Inc.	Foreign Exchange Transactions and Foreign Currency Investments
Bank of America, N.A	Owens-Illinois Group, Inc.	Currency Obligations
Bank of America, N.A.	ACI Operations Pty. Ltd.	All currency obligations
Bank of America, N.A.	Owens-Illinois General, Inc.	All obligations in respect of overdrafts
Bank of America, N.A.	OI European Group B.V.	Hedging Agreements
Bank of America, N.A.	ACI Operations Pty. Ltd.	Hedging Agreements
Barclays Bank PLC	Owens-Brockway Glass Container, Inc.	Hedging Agreements
BNP Paribas	ACI Operations NZ Ltd.	364 day Revolving Credit Facility
BNP Paribas	ACI Operations Pty. Ltd.	Foreign Exchange
BNP Paribas	ACI Operations Pty. Ltd.	Hedging Agreements
BNP Paribas	O-I Europe Sàrl	Hedging Agreements (Foreign Exchange)
BNP Paribas	O-I Europe Sàrl	Hedging Agreements (Commodity Hedging)
BNP Paribas	OI European Group B.V.	Hedging Agreements (Foreign Exchange)
BNP Paribas	O-I Manufacturing France	Committed Overdraft Facility
BNP Paribas	Owens-Brockway Glass Container, Inc.	Hedging Agreements
Canadian Imperial Bank of Commerce	Owens-Brockway Glass Container, Inc.	Hedging Agreements

Citigroup Global Markets Limited	O-I Europe Sàrl	Hedging Agreements
Coöperatieve Rabobank U.A.	ACI Operations NZ Ltd.	Hedging Agreements
Coöperatieve Rabobank U.A.	ACI Operations Pty. Ltd.	Hedging Agreements
Coöperatieve Rabobank U.A.	OI European Group B.V.	Hedging Agreements
Crédit Agricole Corporate and Investment Bank	Owens-Brockway Glass Container, Inc.	Bilateral Term Loan Agreement
Crédit Agricole Corporate and Investment Bank	ACI Operations Pty. Ltd.	Hedging Agreements
Crédit Agricole Corporate and Investment Bank	Subsidiaries of Owens-Illinois, Inc.	Hedging Agreements (Currency Hedging Transactions)
Crédit Agricole Corporate and Investment Bank	Owens-Illinois Group, Inc.	Hedging Agreements (Currency Obligations and Interest Rate Agreement (ISDAs))
Crédit Agricole Corporate and Investment Bank	Owens-Illinois Group, Inc. and its subsidiaries	Hedging Agreements (Commodity Hedging Transactions)
Crédit Agricole Corporate and Investment Bank	OI European Group B.V.	Hedging Agreements
Deutsche Bank AG, New York Branch	Owens-Illinois Group, Inc. and its subsidiaries	Guaranty
Deutsche Bank AG, New York Branch	Owens-Brockway Glass Container, Inc., ACI Operations Pty. Ltd., OI European Group B.V., O-I Europe Sàrl, O-I Canada Corp., and Owens-Illinois Group, Inc.	Intercreditor Agreement
Deutsche Bank AG, New York Branch	Owens-Brockway Glass Container Inc.	Domestic Overdraft Agreement
Deutsche Bank AG	ACI Operations Pty. Ltd.	Money Market Account
Deutsche Bank AG	ACI Operations Pty. Ltd.	Hedging Agreements
Deutsche Bank AG	OI European Group B.V.	Hedging Agreements
Fifth Third Bank	Owens-Illinois	Commercial Letter of Credit Agreement
Fifth Third Bank	Owens-Brockway Glass Container, Inc.	Hedging Agreements
Goldman Sachs Bank USA	ACI Operations Pty. Ltd.	Hedging Agreements
Goldman Sachs Bank USA	OI European Group B.V.	Hedging Agreements
Goldman Sachs Capital Markets, L.P.	Owens-Brockway Glass Container, Inc.	Hedging Agreements (Interest Rate Agreement)
JPMorgan Chase Bank, N.A.	ACI Operations Pty. Ltd.	Hedging Agreements
JPMorgan Chase Bank, N.A.	ACI Operations NZ Ltd.	Hedging Agreements

JPMorgan Chase Bank, N.A.	OI European Group B.V.	Hedging Agreements
JPMorgan Chase Bank, N.A.	Owens-Brockway Glass Container, Inc.	Any Rate Management Transaction
JPMorgan Chase Bank, N.A.	Owens-Brockway Glass Container, Inc.	Hedging Agreements
JPMorgan Chase Bank, N.A. (f/k/a Bank One, NA)	O-I Canada Corp.	Rate Management Transaction
JPMorgan Chase Bank, N.A. (f/k/a Bank One, NA)	O-I Canada Corp.	Currency Transactions
JPMorgan Chase Bank, N.A. (f/k/a Bank One, NA)	O-I Canada Corp.	Interest Rate Transactions
JPMorgan Chase Bank, N.A. (f/k/a Bank One, NA)	O-I Canada Corp.	Interest Rate Swap and Currency Transactions
JPMorgan Chase Bank, N.A. (f/k/a Bank One, NA)	Owens-Brockway Glass Container, Inc.	Hedging Agreements
TD Bank, N.A.	Owens-Brockway Glass Container, Inc.	Bilateral Term Loan Agreement
The Bank of Nova Scotia	ACI Operations Pty. Ltd.	Hedging Agreements
The Bank of Nova Scotia	OI European Group B.V.	Hedging Agreements
The Bank of Nova Scotia	Owens-Brockway Glass Container, Inc.	Bilateral Term Loan Agreement (1)
The Bank of Nova Scotia	Owens-Brockway Glass Container, Inc.	Bilateral Term Loan Agreement (2)
The Bank of Nova Scotia	Owens-Brockway Glass Container, Inc.	Hedging Agreements
The Bank of Nova Scotia	Owens-Illinois General, Inc.	FX and Foreign Currency Investments pursuant to Letter of Authorization dated 2/18/02
The Bank of Nova Scotia (Scotiabank)	Owens-Brockway Glass Container, Inc.	Interest Rate Agreement
The Toronto-Dominion Bank	ACI Operations Pty. Ltd.	Hedging Agreements
Wells Fargo Bank, N.A.	ACI Operations Pty. Ltd.	Hedging Agreements
Wells Fargo Bank, N.A.	OI European Group B.V.	Hedging Agreements
Westpac Banking Corporation	ACI International Pty. Ltd.	Hedging Agreements
Westpac Banking Corporation	ACI Operations NZ Ltd.	Overdraft
Westpac Banking Corporation	ACI Operations NZ Ltd.	Multi-Option Trade Facility
Westpac Banking Corporation	ACI Operations NZ Ltd.	Set-Off Facility
Westpac Banking Corporation	ACI Operations NZ Ltd.	Net Limit

Westpac Banking Corporation	ACI Operations NZ Ltd.	Gross Limit
Westpac Banking Corporation	ACI Operations NZ Ltd. T/AS O-I New Zealand	Multi-Option Trade Facility
Westpac Banking Corporation	ACI Operations NZ Ltd.	Hedging Agreements
Westpac Banking Corporation	ACI Operations Pty. Ltd.	Corporate Card
Westpac Banking Corporation	ACI Operations Pty. Ltd.	Multi-Option Trade Facility
Westpac Banking Corporation	ACI Operations Pty. Ltd.	Bank Guarantee Facility
Westpac Banking Corporation	ACI Operations Pty. Ltd.	Set-Off Facility
Westpac Banking Corporation	ACI Operations Pty. Ltd.	Net Limit
Westpac Banking Corporation	ACI Operations Pty. Ltd.	Gross Limit
Westpac Banking Corporation	ACI Operations Pty. Ltd.	Financial Markets Dealing Facility
Westpac Banking Corporation	ACI Operations Pty. Ltd.	Money Market Account
Westpac Banking Corporation	O-I Europe Sàrl	Financial Markets Dealing Facility
Westpac Banking Corporation	OI European Group B.V.	Financial Markets Dealing Facility

EXHIBIT B

Pledgors	Title of Officer Executing on Behalf of Such Pledgor
OI Australia Inc.	Treasurer
O-I Packaging Solutions LLC	Treasurer
OI General FTS Inc.	Treasurer
Owens-Brockway Glass Container Inc.	Vice President and Treasurer
Owens-Brockway Packaging, Inc.	Treasurer
Owens-Illinois General Inc.	Treasurer
Owens-Illinois Group, Inc.	Treasurer